                                  Exhibit 1.1

                               4,000,000 SHARES(1)

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


__________, 1999


WR HAMBRECHT + Co., LLC
DLJ direct Inc.
ADVEST, INC.

  c/o WR Hambrecht + Co., LLC
550 Fifteenth Street
San Francisco, CA  94103

Ladies and Gentlemen:

         Andover.Net, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to an aggregate of 4,000,000 shares of its authorized but unissued common stock, par value $.01 per share (the "Common Stock") (said 4,000,000 shares of Common Stock being herein called the "Underwritten Stock") to the Underwriters (as hereinafter defined) and to grant the Underwriters an option to purchase up to an aggregate of 600,000 additional shares of Common Stock (the "Option Stock" and collectively with the Underwritten Stock, the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms the agreements made with respect to the purchase of the Shares by the underwriters, for whom you are acting as representatives, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Shares pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_____, including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the

----------

(1) Plus an option to purchase from the Company up to an aggregate of 600,000 additional shares to cover over-allotments.

Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment so such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriters as follows:

                  (a) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Act and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which the Option Stock



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is to be purchased, will not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus.

                  (b) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, having full power and corporate authority, to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). The Company and its subsidiaries do not own any capital stock or other equity securities in any entity.

                  (c) The Company has the duly authorized and validly issued outstanding capitalization set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization set forth therein on the Closing Date and any later date on which the Option Stock is to be purchased, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. The outstanding shares of Common Stock (other than the Shares) have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares are duly authorized, and will be, when sold to the Underwriters as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.


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The outstanding shares of capital stock or ownership interests of each of its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are solely owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiary are outstanding.

                  (d) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is or may be bound or to which its respective property is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries, or their activities or properties, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole.

                  (e) The Common Stock is approved for quotation on The Nasdaq National Market and, prior to the Closing Date, (i) the Common Stock shall be listed and duly admitted to trading on The Nasdaq National Market and (ii) the Shares will be authorized for inclusion in The Nasdaq National Market.



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                  (f) The financial statements of the Company and its
subsidiaries and the related notes and schedules thereto included in the Registration Statement and the Prospectus fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The summary and selected financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained therein and in the books and records of the Company.

                  (g) Arthur Andersen LLP, who have certified the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the rules and regulations promulgated thereunder.

                  (h) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (i) The Company and its subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company and its subsidiaries have no tax deficiency that has been or, to their knowledge, which might be assessed against the Company and its subsidiaries which, if so assessed, would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its subsidiaries.

                  (j) The Company and its subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with


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such deductibles as customary for companies in the same or similar business, all of which insurance is in full force and effect.

                  (k) Except as disclosed in the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) may have a material adverse affect upon the business operations, financial conditions or income of the Company and its subsidiaries, taken as a whole.

                  (l) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which it is or may be bound or to which its assets, properties or businesses are or may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary enforceable by and against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the rules and regulations promulgated thereunder, and there are no contracts or other documents which are required by the Act or the rules and regulations promulgated thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

                  (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as expressly contemplated therein, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, and there has been no material change in capital stock or debt or any material adverse change in the


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
business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (n) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both, will be, in violation of or in default under, any term or provision of (i) its certificate of incorporation, bylaws or operating agreement, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or such subsidiary or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or such subsidiary or its activities or properties and the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                  (o) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                  (p) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent.

                  (q) Each of the Company and its subsidiaries owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of its business as described in the Prospectus. To the Company's knowledge, no claims have been asserted against the Company or any of its subsidiaries by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. The continued use of the Rights in connection with the business and operations of the Company and its subsidiaries does not, to the knowledge of the Company and its subsidiaries, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have a material adverse effect on the condition, business or properties of the Company and its subsidiaries, taken as a whole.



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
                  (r) The Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to qualify or exempt the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (s) Neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Act) has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.

                  (t) Neither the Company nor any of its subsidiaries is, or after giving effect to the issuance and sale of the Shares by the Company will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (u) The Company and its subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement and Prospectus, or such as are not materially important in relation to the business of the Company and its subsidiaries when taken in the aggregate. The Company has valid and enforceable leases for the properties described in the Prospectus as leased by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are not material and do not interfere with the use made by the Company and its subsidiaries thereof. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted, as set forth in the Registration Statement and the Prospectus and the properties and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (v) Each of the Company and its subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and


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other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its subsidiaries are in compliance therewith in all material respects, except where the failure so to obtain, maintain or comply with would not have a materially adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (w) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company and its subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (x) No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other hand, which is required to be described in the Prospectus that is not so described.

                  (y) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

                  (z) The business, operations and facilities of the Company and each of its subsidiaries have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution,


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
protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company or any of its subsidiaries has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).

                  (aa) Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any officer or employee of the Company or any of its subsidiaries, is a party to any contract or commitment that restricts in any material respect the ability of the Company, any of its subsidiaries or such individual to engage in the business of the Company or such subsidiary as described in the Registration Statement and the Prospectus.

         3. PURCHASE OF THE SHARES BY THE UNDERWRITERS.

                  (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall issue and sell the Underwritten Stock to the Underwriters, and the Underwriters agree to purchase from the Company the Underwritten Stock. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriters shall be $______ per share (the "Purchase Price"). In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

                  (b) If for any reason one of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 12 hereof) to purchase and pay for the number of shares of the Common Stock agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriter shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter and upon the terms herein set forth, all or any part of the shares of the Common Stock which such defaulting Underwriter agreed to purchase. If the non-defaulting Underwriter fails so to make such arrangements with respect to all such shares and portion, the number of shares of the Common Stock which the non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter agreed to purchase; provided, however, that the non-defaulting Underwriter shall not be obligated to purchase the shares and portion which the defaulting Underwriter agreed to purchase if the aggregate number of such shares of Common Stock exceeds 10% of the total number of Shares which the Underwriters agreed to purchase under this Agreement. If the total number of shares of the Common Stock which the defaulting Underwriter agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the non-defaulting Underwriter does not make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Common Stock which the defaulting Underwriter agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to the non-defaulting Underwriter and without any liability on the part of the non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve the defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters to purchase, severally and not jointly, the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this agreement upon written or telegraphic notice by the Underwriters to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriters are exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor shall be made as provided in
Section 5 hereof. The number of shares of


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
the Option Stock to be purchased by each Underwriter shall be in such amounts as the Underwriters shall agree upon prior to the exercise of the option set forth hereunder.

         4. OFFERING BY THE UNDERWRITERS.

                  (a) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

                  (b) The information set forth in the last paragraph on the front cover page and under the caption "Plan of Distribution" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares filed by the Company (insofar as such information relates to the Underwriters or related persons) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the Underwriters represent and warrant to the Company that the statements made therein (insofar as they relate to the Underwriters or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. DELIVERY OF AND PAYMENT FOR THE SHARES.

                  (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Hutchins Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the Closing Date.

                  (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Hutchins Wheeler & Dittmar, 101 Federal Street, Boston, MA 02110 at 7:00 A.M., San Francisco time, on the third business day after the exercise of such Option.

                  (c) Payment for the Shares purchased from the Company shall be made to the Company or its order by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to you against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in the name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging by BHC Securities, Inc. on the business day preceding the Closing Date or, in the case of Option Stock, by 12:00 P.M., San Francisco time, on the business day preceding the date of purchase.

         6. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

                  (a) The Company will (i) prepare and timely file with the Commission under 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus (A) of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent or (B) which is not in compliance with the Act or the rules and regulations of the Commission thereunder.

                  (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose, or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.

                  (c) The Company will (i) on or before the Closing Date, deliver to the Underwriters a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriter), (ii) as promptly as possible deliver to the Underwriters, at such office as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriters may reasonably request for the purposes contemplated by the Act.

                  (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised by in writing by the Underwriters, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act and the applicable rules and regulations thereunder for such period.

                  (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                  (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified.

The Company will from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

                  (g) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you of the reports and information referred to in paragraph (j) of this Section 6, and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

                  (h) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Shares under state securities or blue sky laws and in the review of the offering by the NASD.

                  (i) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Act, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the rules and regulations promulgated thereunder.

                  (j) During a period of three years after the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

                  (k) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (l) The Company will not, directly or indirectly, without the prior written consent of WR Hambrecht + Co., LLC on behalf of the Underwriters, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days following the commencement of the public offering of the Shares by the Underwriters, except pursuant to this Agreement and except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and except as contemplated by the Prospectus.

                  (m) The Company will cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

                  (n) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

                  (o) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (p) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.

                  (q) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (r) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter (the "Lock-Up Agreement") from (i) each of the Company's directors, officers and holders of 5% or more of the outstanding capital stock of the Company stating that such person agrees that he or she will not, without the prior written consent of WR Hambrecht + Co., LLC, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a - 1 (h) under the Exchange Act or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by him or her, or publicly announce his or her intention to do any of the foregoing, prior to the date of the Prospectus for a period of 180 days after the first date any Underwritten Stock is released by the Underwriters for sale to the public and (ii) each of the Company's other stockholders containing identical restrictions to the Lock-Up Agreements referred to in (i) above but covering a period of 90 days from the date of prospectus.

         7. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the several Underwriters under this Agreement are subject to the performance by the Company on and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, of its covenants and agreements hereunder, and the following additional conditions:

                  (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

                  (b) The Underwriters shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or is necessary to make the statements therein not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in an effective supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

                  (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Willkie Farr & Gallagher, counsel for the Underwriters. The Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriters shall have received an opinion addressed to the Underwriters, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Hutchins Wheeler & Dittmar, counsel to the Company, to the effect set forth below:

                           (i) Each of the Company and its subsidiaries has been
                  duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with full power and corporate authority to own or, lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries, taken as a whole);

                           (ii) Upon the closing of the sale of the Underwritten
                  Stock, the authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $.01 par value, of which there are no outstanding shares, and 100,000,000 shares of Common Stock, $0.01 par value, of which there are outstanding ________ shares (including the Underwritten Stock and any shares of Option Stock issued on the date hereof). The securities of the Company conform in all material respects to the description thereof contained in the Prospectus. Proper corporate proceedings have been validly taken to authorize the Company's authorized capital stock and all outstanding shares of such capital stock (including the Underwritten Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable. Any Option Stock purchased after the Closing Date has been duly authorized and when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable. No preemptive rights, rights of first refusal or other rights exist with respect to the Shares, or the issue and sale thereof, pursuant to the Company's certificate of incorporation or bylaws and, there are to the knowledge of such counsel no contractual preemptive rights that have not been waived, right of first refusal or rights of co-sale which exist with respect to the Shares.

                           (iii) The outstanding shares of capital stock or
                  ownership interests of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are solely owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiary are outstanding.

                           (iv) To such counsel's knowledge, there are no rights
                  of any holders of the Company's securities, not effectively satisfied or waived, to require registration under the Act of any of the Company's securities or other securities of the Company in connection with the filing of the Registration Statement or with the offer or sale of the Shares;

                           (v) The Company has full legal right, power, and
                  authority to enter into the Underwriting Agreement and to consummate the transactions provided for therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                           (vi) None of the Company's execution or delivery of
                  the Underwriting Agreement, its performance thereof, its consummation of the transactions contemplated therein or its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds," conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of the certificate of incorporation, bylaws or operating agreement of the Company or any of its subsidiaries; the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is or may be bound or to which its properties may be subject; any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their activities or properties, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole; or any judgment, decree or order, known to such counsel of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction, which would materially and adversely affect the business or properties of the Company and its subsidiaries taken as a whole;

                           (vii) No consent, approval, authorization or order of
                  any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Act or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (viii) To the best of such counsel's knowledge, the
                  conduct of the business of the Company and its subsidiaries is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each of the Company and its subsidiaries has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Prospectus;

                           (ix) The Registration Statement is effective under
                  the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, are threatened or contemplated by the Commission;

                           (x) The Registration Statement and the Prospectus
                  (except for the financial statements, schedules and other financial data included therein, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                           (xi)The descriptions contained and summarized in the
                  Registration Statement and the Prospectus of franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, are accurate and fairly represent in all material respects the information required to be shown by the Act and the rules and regulations of the Commission thereunder. To the knowledge of such counsel, there are no franchises, contracts, leases, documents, or any threatened legal or governmental actions, suits or proceedings, which are required by the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                           (xii) The statements (1) in the Prospectus under the
                  captions "Risk Factors - Our Efforts To Protect Our Trademarks May Not Be Adequate To Prevent Third Parties From Misappropriating Our Intellectual Property Rights," "Business
                  - Intellectual Property," Management," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" and (2) in the Registration Statement in Part II, Items 14 and 15 in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required under the Act and the rules and regulations promulgated thereunder (the "Act and Rules") with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Act and Rules;

                           (xiii) Good and marketable title to the Shares sold
                  under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims of which counsel has knowledge, has been transferred to the Underwriters, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any liens, encumbrances, equities, security interests or adverse claims; and

                           (xiv) The Shares have been duly authorized for
                  inclusion in The Nasdaq National Market upon official notice of issuance.

         In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and the Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that either the Registration Statement as of the date it is declared effective and as of the Closing Date (or if related to the later sale of the Option Stock, such later date) or the Prospectus as of the date thereof and as of the Closing Date (or if related to the later sale of the Option Stock, such later date) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus).

         In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

                  (e) You shall have received from Arthur Andersen LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to the Underwriters concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries, which in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.

                  (f) You shall have from Arthur Andersen LLP a letter stating that their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at June 30, 1999, did not disclose any weakness in internal controls that they considered to be material weaknesses.

                  (g) On the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that the statements included in clauses (i) through (xiii) of paragraph (d) of this
Section 7 are true and correct.

                  (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

                  (i) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the Nasdaq National Market upon official notice of issuance.

         In case any of the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (g) and (h) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         8. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  (a) The obligations of the Company to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

                  (b) In case either of the conditions specified in paragraph
(a) of this Section 8 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6 hereof.

         9.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) Subject to the provisions of paragraph (d) of this Section 9, the Company agrees to indemnify and hold harmless each Underwriter (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Act) and each person (including each member or officer thereof), if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages, or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; provided, however, that (i) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (ii) that the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (A) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and
(B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the other Underwriters against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing by or on behalf of such indemnifying Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.

                  (c) Each party indemnified under the provisions of paragraph
(a) or (b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                  (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 9). The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

                  (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         10. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriters shall promptly refund it and
(ii) the Underwriters shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         11. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

         12.      TERMINATION.

                  (a) This Agreement (except for the provisions of Section 9 hereof) may be terminated by you by notice to the Company at any time prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations on such trading shall have been imposed or limitations on prices shall have been established on any such exchange or market system; (iii) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof shall have occurred;
(iv) any outbreak of hostilities or other national or international calamity or crisis or material adverse change in economic or political conditions shall have occurred if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (vi) a banking moratorium shall have been declared by New York or United States authorities; or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred which in your reasonable judgment has a material adverse effect on the securities markets in the United States.

                  (b) If this Agreement is terminated pursuant to this Section 12, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (g) and (h) of Section 6. Notwithstanding any termination of this agreement, the provisions of Section 9 hereof shall survive and remain in full force and effect.

         13. NOTICES. All communications hereunder shall be in writing and if sent to the Underwriters shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to WR Hambrecht + Co., LLC at 550 Fifteenth Street, San Francisco, California 94103 or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 50 Nagog Park, Acton, MA 01720.

         14. SUCCESSORS. This agreement shall incur to the benefit of and be binding upon the Company and the Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives successors and assigns. Nothing in this agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

         15. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,
                              ANDOVER.NET, INC.


                              By:_____________________________________
                              Name:  Bruce Twickler
                              Title: Chief Executive Officer and President

Accepted as of the date first above written:

WR HAMBRECHT + CO., LLC
DLJ DIRECT INC.
ADVEST, INC.


By:  WR Hambrecht + Co., LLC


By:_________________________________________________
Title:______________________________________________

                                   SCHEDULE I

                                  UNDERWRITERS

                                   Underwriters                  Number of Shares
                                   ------------                  to be Purchased
                                                                 ----------------
WR Hambrecht + Co., LLC.....................................


DLJ direct Inc.

Advest, Inc.................................................